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                                                                     Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                         Jurisdiction of           Names Under
                                         Incorporation or         Which It Does
            Name                           Organization             Business
            ----                           ------------             --------

Applied Extrusion Technologies
  (Canada), Inc.                            Delaware                 Same


Applied Extrusion Technologies
  Limited                                United Kingdom              Same